Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Arch Capital Group Ltd. of our report dated February 24, 2023 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Arch Capital Group Ltd's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP New York, New York
November 15, 2023